SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2007

General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32845 (Commission File Number)	32-0163571 (I.R.S. Employer Identification No.)

260 South Los Robles, Suite 217 Pasadena, California (Address of Principal Executive Offices)	91101 (Zip Code)

(626) 584-9722
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On September 11, 2007, General Finance Corporation (“we,” “us,” “our” or the “company”) issued a press release announcing that our stockholders approved our acquisition of RWA Holdings Pty Limited, or RWA, at the special meeting of stockholders held on September 11, 2007. The closing of the acquisition is expected to occur not later than September 17, 2007. A copy of our press release is attached as Exhibit 99.1 to this Report and incorporated herein by reference.

At the special meeting, the holders of approximately 835,400 shares purchased in our initial public offering voted against the acquisition and indicated their election to exercise their conversion rights to exchange their shares for cash of approximately $7.93 per share, which represents the ratable portion of the cash held in our trust account established in connection with our initial public offering. If the holders of all of these shares complete the conversion procedure, there will be 9,664,600 shares of our common stock outstanding, assuming no other change in our outstanding shares.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION; CHANGE OF FISCAL YEAR

At a special meeting of our board of directors held on September 11, 2007, our board determined to change our fiscal year to June 30 from December 31, conditioned upon the closing of the acquisition of RWA. Following the closing, we intend to file a transition report on Form 10-K with respect to the six-month period ended June 30, 2007.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(b)	Exhibits.

The following exhibit is included in this Report:

99.1	Press release of General Finance Corporation dated September 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION

Date: September 12, 2007	By:	/s/ RONALD F. VALENTA
Ronald F. Valenta
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release of General Finance Corporation dated September 11, 2007.